Exhibit 99.1

FOR IMMEDIATE RELEASE

GMS REPORTS FIRST QUARTER FISCAL 2021 RESULTS

Strong Execution Results in Higher Profit Margins Despite Top-Line Challenges Related to COVID-19

Tucker, Georgia, September 3, 2020. GMS Inc. (NYSE:GMS), a leading North American specialty distributor of interior building products, today reported financial results for the first quarter of fiscal 2021 ended July 31, 2020.

First Quarter Fiscal 2021 Highlights

(Comparisons are to the first quarter of fiscal 2020, except where noted.)

•	Net sales of $802.6 million decreased 5.3%; organic net sales decreased 5.7%.
•	Gross margin of 32.5% improved 20 basis points.
•	Net income of $27.2 million, or $0.63 per diluted share, increased 9.7%.
•	Adjusted net income of $40.3 million, or $0.94 per diluted share, increased 7.5%.
•	Adjusted EBITDA margin of 10.3% improved 40 basis points.
•	Net debt leverage was 3.0 times as of the end of the first quarter of fiscal 2021 compared to 2.9 times as of the end of the fourth quarter of fiscal 2020 and 3.7 times as of the end of the first quarter of fiscal 2020.
•	As of July 31, 2020, the Company had cash on hand of $139.7 million, and $372.5 million of available liquidity under its revolving credit facilities.

“Our first quarter results reflect outstanding execution by our entire team against the backdrop of a business environment that remained challenging throughout the period,” said John C. Turner, Jr., President and Chief Executive Officer. “Despite lower sales resulting from the impact of the COVID-19 pandemic on our business and overall industry, we generated higher net income and Adjusted net income compared to the first quarter of last fiscal year, as well as year-over-year expansion of both gross margin and Adjusted EBITDA margin. This improvement is a result of the rapid alignment of our cost structure to current demand, our balanced product and market mix, which has been strengthened through execution of our growth initiatives, and a relentless focus on serving our customers with operational excellence. At the same time, the health and safety of our employees, business partners and communities remains our top priority, and all of us at GMS continue to express our gratitude to all those who have been and continue to be on the frontlines every day during these unprecedented times.”

Mr. Turner continued, “While there is continued uncertainty regarding the near-term outlook for the construction industry and the broader economy, I am confident in our team’s ability to continue to quickly and nimbly address challenges and leverage opportunities. We firmly believe the foundation we have built at GMS, coupled with our strong liquidity and ability to generate cash, positions us well for the duration of this period and for the long term.”

First Quarter Fiscal 2021 Results

Net sales for the first quarter of fiscal 2021 were $802.6 million, down 5.3%, compared to $847.2 million for the first quarter of the prior fiscal year, as a result of continued COVID-19 related market declines. Organic net sales declined 5.7%.

•	Wallboard sales of $328.0 million decreased 4.0% (4.1% on an organic basis) compared to the first quarter of fiscal 2020, principally due to a decline in both price and mix and, to a lesser extent, lower volumes.

•	Ceilings sales of $113.7 million decreased 11.9% (12.5% on an organic basis) year over year driven by lower volumes and product mix, partially offset by higher pricing.

•	Steel framing sales of $110.5 million decreased 16.2% (16.4% on an organic basis) year over year due primarily to a decline in volumes and pricing, partially offset by higher product mix.

•	Other product sales of $250.4 million increased 2.3% (1.5% on an organic basis) year over year due to positive contributions from acquisitions and execution of growth initiatives.

Year over year sales declines were more pronounced in ceilings and steel framing, as these product categories are tied primarily to commercial construction which remained relatively more challenged than the residential market during the quarter.

Gross profit of $260.5 million decreased 4.8% compared to the first quarter of fiscal 2020 primarily due to lower sales. Gross margin of 32.5% improved 20 basis points year over year as a result of favorable product mix and purchasing initiatives.

Selling, general and administrative (“SG&A”) expense as a percentage of net sales was 22.8% for the quarter compared to 23.0% in the first quarter of fiscal 2020. Adjusted SG&A expense as a percentage of net sales was 22.2% compared to 22.6% in the prior year quarter. This 40 basis point improvement directly resulted from the proactive measures taken to defer or limit non-essential operating and other discretionary expenses and to align the Company’s cost structure with the current demand environment resulting from the COVID-19 pandemic. These benefits were partially offset primarily by deflationary market pricing of certain of the Company’s products.

Net income of $27.2 million, or $0.63 per diluted share, increased 9.7% from $24.8 million, or $0.59 per diluted share, in the first quarter of the prior fiscal year. Adjusted net income of $40.3 million, or $0.94 per diluted share, increased 7.5% from $37.5 million, or $0.89 per diluted share, in the first quarter of the prior fiscal year. Adjusted EBITDA of $83.1 million compared to $83.6 million in the first quarter of the prior fiscal year. Adjusted EBITDA margin of 10.3% improved 40 basis points from 9.9% a year ago.

Balance Sheet and Liquidity

As of July 31, 2020, the Company had cash on hand of $139.7 million and total debt of $1.0 billion. Net debt leverage was 3.0 times as of the end of the quarter compared to 2.9 times as of the end of the fourth quarter of fiscal 2020 and 3.7 times as of the end of the first quarter of fiscal 2020.

As is typical during the Company’s first quarter of the fiscal year, the Company recorded a use of cash from operating activities and free cash flow, which totaled $15.7 million and $20.5 million, respectively, in the first quarter. This compared to a use of cash from operating activities and free cash flow of $12.4 million and $18.3 million, respectively, in the first quarter of the prior fiscal year.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the first quarter of fiscal 2021 ended July 31, 2020 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, September 3, 2020. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through October 3, 2020 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13708456.

About GMS Inc.

Founded in 1971, GMS operates a network of 260 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and the economy generally, actions taken to optimize our operations and align our business consistent with demand, our ability to continue successfully navigating the evolving operating environment, strategic initiatives and growth potential across the Company’s business, our efforts in response to COVID-19, and the ability to deliver growth, value creation and long-term success contained in this press release may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of September 3, 2020. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to September 3, 2020.

Contact Information:

Investors:

Leslie H. Kratcoski

ir@gms.com

770-723-3306

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2020	2019
Net sales	$802,573	$847,176
Cost of sales (exclusive of depreciation and amortization shown separately below)	542,115	573,522
Gross profit	260,458	273,654
Operating expenses:
Selling, general and administrative	183,112	194,631
Depreciation and amortization	27,097	29,275
Total operating expenses	210,209	223,906
Operating income	50,249	49,748
Other (expense) income:
Interest expense	(14,081)	(18,277)
Other income, net	655	939
Total other expense, net	(13,426)	(17,338)
Income before taxes	36,823	32,410
Provision for income taxes	9,604	7,590
Net income	$27,219	$24,820
Weighted average common shares outstanding:
Basic	42,624	41,001
Diluted	43,017	41,615
Net income per common share(1):
Basic	$0.64	$0.60
Diluted	$0.63	$0.59

(1) The following table sets forth the computation of basic and diluted earnings per share of common stock for periods presented:

	Three Months Ended
	July 31,
	2020	2019
	(in thousands, except per share data)
Net income	$27,219	$24,820
Less: Net income allocated to participating securities	—	319
Net income attributable to common stockholders	$27,219	$24,501
Basic earnings per common share:
Basic weighted average common shares outstanding	42,624	41,001
Basic earnings per common share	$0.64	$0.60
Diluted earnings per common share:
Basic weighted average common shares outstanding	42,624	41,001
Add: Common Stock Equivalents	393	614
Diluted weighted average common shares outstanding	43,017	41,615
Diluted earnings per common share	$0.63	$0.59

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	July 31,	April 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$139,709	$210,909
Trade accounts and notes receivable, net of allowances of $5,289 and $5,141, respectively	430,931	405,254
Inventories, net	287,266	299,815
Prepaid expenses and other current assets	20,957	14,972
Total current assets	878,863	930,950
Property and equipment, net of accumulated depreciation of $167,414 and $158,554, respectively	299,661	305,467
Operating lease right-of-use assets	112,764	115,257
Goodwill	557,247	553,073
Intangible assets, net	354,542	361,884
Deferred income taxes	11,056	8,904
Other assets	11,697	13,247
Total assets	$2,225,830	$2,288,782
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$180,558	$213,230
Accrued compensation and employee benefits	31,655	67,590
Other accrued expenses and current liabilities	73,648	63,812
Current portion of long-term debt	49,133	50,201
Current portion of operating lease liabilities	32,781	33,040
Total current liabilities	367,775	427,873
Non-current liabilities:
Long-term debt, less current portion	995,390	1,047,279
Long-term operating lease liabilities	87,607	89,605
Deferred income taxes, net	9,373	12,018
Other liabilities	83,814	78,026
Total liabilities	1,543,959	1,654,801
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 42,673 and 42,554 shares issued and outstanding as of July 31, 2020 and April 30, 2020, respectively	427	426
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of July 31, 2020 and April 30, 2020	—	—
Additional paid-in capital	533,092	529,662
Retained earnings	196,194	168,975
Accumulated other comprehensive loss	(47,842)	(65,082)
Total stockholders' equity	681,871	633,981
Total liabilities and stockholders' equity	$2,225,830	$2,288,782

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2020	2019
Cash flows from operating activities:
Net income	$27,219	$24,820
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	27,097	29,275
Amortization of debt discount and debt issuance costs	753	835
Provision for losses on accounts and notes receivable	138	657
Provision for obsolescence of inventory	109	119
Effects of fair value adjustments to inventory	—	151
Increase in fair value of contingent consideration	—	228
Equity-based compensation	2,619	2,071
Loss (gain) on disposal and impairment of assets	394	(156)
Deferred income taxes	(5,241)	(1,440)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(23,013)	(23,230)
Inventories	14,008	18
Prepaid expenses and other assets	(3,782)	(1,359)
Accounts payable	(33,887)	(9,526)
Accrued compensation and employee benefits	(36,062)	(26,347)
Other accrued expenses and liabilities	13,937	(8,556)
Cash used in operating activities	(15,711)	(12,440)
Cash flows from investing activities:
Purchases of property and equipment	(4,745)	(5,891)
Proceeds from sale of assets	342	232
Acquisition of businesses, net of cash acquired	(210)	(10,633)
Cash used in investing activities	(4,613)	(16,292)
Cash flows from financing activities:
Repayments on revolving credit facilities	(58,083)	(262,107)
Borrowings from revolving credit facilities	14,421	274,810
Payments of principal on long-term debt	(2,492)	(2,492)
Payments of principal on finance lease obligations	(7,521)	(6,021)
Proceeds from exercises of stock options	691	133
Payments for taxes related to net share settlement of equity awards	(105)	—
Other financing activities	1,270	1,022
Cash (used in) provided by financing activities	(51,819)	5,345
Effect of exchange rates on cash and cash equivalents	943	172
Decrease in cash and cash equivalents	(71,200)	(23,215)
Cash and cash equivalents, beginning of period	210,909	47,338
Cash and cash equivalents, end of period	$139,709	$24,123
Supplemental cash flow disclosures:
Cash paid for income taxes	$3,478	$18,776
Cash paid for interest	13,115	17,011

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended
	July 31,	% of	July 31,	% of
	2020	Total	2019	Total
Wallboard	$327,997	40.9%	$341,595	40.3%
Ceilings	113,702	14.2%	129,110	15.2%
Steel framing	110,487	13.8%	131,829	15.6%
Other products	250,387	31.2%	244,642	28.9%
Total net sales	$802,573		$847,176

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2020	2019
Net income	$27,219	$24,820
Interest expense	14,081	18,277
Interest income	(37)	(12)
Provision for income taxes	9,604	7,590
Depreciation expense	12,827	12,422
Amortization expense	14,270	16,853
EBITDA	$77,964	$79,950
Stock appreciation expense(a)	792	60
Redeemable noncontrolling interests(b)	252	662
Equity-based compensation(c)	1,605	1,395
Severance and other permitted costs(d)	1,947	554
Transaction costs (acquisitions and other)(e)	100	972
Loss (gain) on disposal and impairment of assets(f)	394	(156)
Effects of fair value adjustments to inventory(g)	—	151
EBITDA add-backs	5,090	3,638
Adjusted EBITDA	$83,054	$83,588

Net sales	$802,573	$847,176
Adjusted EBITDA margin	10.3%	9.9%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs due to COVID-19.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets.

(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.

GMS Inc.

Reconciliation of Cash Used In Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2020	2019
Cash used in operating activities	$(15,711)	$(12,440)
Purchases of property and equipment	(4,745)	(5,891)
Free cash flow(a)	$(20,456)	$(18,331)

(a)	Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2020	2019
Selling, general and administrative expense	$183,112	$194,631

Adjustments
Stock appreciation expense(a)	(792)	(60)
Redeemable noncontrolling interests(b)	(252)	(662)
Equity-based compensation(c)	(1,605)	(1,395)
Severance and other permitted costs(d)	(1,881)	(554)
Transaction costs (acquisitions and other)(e)	(100)	(972)
(Loss) gain on disposal and impairment of assets(f)	(394)	156
Adjusted SG&A	$178,088	$191,144

Net sales	$802,573	$847,176
Adjusted SG&A margin	22.2%	22.6%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs due to COVID-19.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2020	2019
Income before taxes	$36,823	$32,410
EBITDA add-backs	5,090	3,638
Purchase accounting depreciation and amortization (1)	10,135	12,385
Adjusted pre-tax income	52,048	48,433
Adjusted income tax expense	11,711	10,897
Adjusted net income	$40,337	$37,536
Effective tax rate (2)	22.5%	22.5%

Weighted average shares outstanding:
Basic	42,624	41,001
Diluted (3)	43,017	42,148
Adjusted net income per share:
Basic	$0.95	$0.92
Diluted	$0.94	$0.89

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan.

(2)	Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts.

(3)	Diluted shares outstanding for periods prior to June 13, 2019 have been adjusted to include the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that were exchangeable for the Company’s common stock. On June 13, 2019, the holders exchanged all of the exchangeable shares for 1.1 million shares of the Company’s common stock.